Exhibit 35 a)
SPS LOGO

Agreement: See Schedule of Agreements
Dated: See Attached Schedule

ANNUAL STATEMENT AS TO COMPLIANCE

In accordance with the applicable section in each of the Pooling and Servicing
Agreements specified:
i.
a review of the activities of the Servicer during the year ended December
31, 2006 and of performance under this Agreement has been made under such officers' supervision; and
ii.
to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations and no default has occurred under this
Agreement throughout such year.

February 24, 2007

/s/ Matthew L. Hollingsworth
Matthew L. Hollingsworth
Chief Executive Officer
Select Portfolio Servicing, Inc.

Credit Suisse First Boston Mortgage Securities Corp., Depositor, DII Mortgage Capital,
Inc., Seller, Wells Fargo Bank, N.A., Servicer, Select Portfolio Servicing, Inc., Servicer,
Clayton Fixed Income Services Inc., Credit Risk Manager and U.S. Bank National
Association, Trustee - Pooling and Servicing Agreement - Home Equity Asset Trust
2006-6
7/1/2006

Exhibit 35 b)
[WELLS FARGO HOME MORTGAGE LOGO]

Wells Fargo Home Mortgage
One Home Campus
Des Moines, IA 50328-0001

Wells Fargo Bank, N.A.
Servicer Compliance Statement

1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo")
hereby state that a review of the servicing activities of Wells Fargo during the calendar year 2006 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2006.

By: /s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

March 1, 2007
EXHIBIT A - No Exceptions
CLIENT INV#
INV
MASTER
SERVICER/
TRUSTEE DEAL
NAME
106 504 CSMC US BANK HEAT 2004-6
106 512 CSMC US BANK HEAT 2004-AA1
106 L61 CSMC US BANK CSFB HEAT 2003-7
106 L63 CSMC US BANK CSFB HEAT 2003-8
106 L71 CSMC US BANK CSFB HEAT 2003-5
106 L83 CSMC US BANK CSFB HEAT 2004-3
106 413 CSMC US BANK HEAT 2006-5
106 414 CSMC US BANK HEAT 2006-6
106 415 CSMC US BANK HEAT 2006-7
106 417 CSMC US BANK HEAT 2006-8
106 581 CSMC US BANK HEAT 2006-8
708 333 CSMC US BANK HEAT 2006-1
708 334 CSMC US BANK CSFB HEAT 2005-7
708 335 CSMC US BANK
CSFB HEAT 2005-8
PREFUNDI
708 336 CSMC US BANK HEAT 2006-2
708 337 CSMC US BANK HEAT 2006-3
708 338 CSMC US BANK HEAT 2006-4
708 365 CSMC US BANK HEAT 2006-5
708 465
GOLDMAN
SACHS US BANK *
708 484
GOLDMAN
SACHS US BANK *

[WELLS FARGO HOME MORTGAGE LOGO]

Wells Fargo Home Mortgage
One Home Campus
Des Moines, IA 50328-0001

Wells Fargo Bank, N.A.
Servicer Compliance Statement

1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo")
hereby state that a review of the activities of Wells Fargo during the calendar year 2006 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached
Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2006, with the exception of the following failure(s) to fulfill any such obligation in any material respect:

For certain loans sub-serviced by Wells Fargo or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo determined that it provided incomplete data to some third parties who use such data to calculate delinquency ratios and the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo subsequently included additional data in monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

By: /s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

March 1, 2007

EXHIBIT A - Exceptions
INV# INV
MASTER
SERVICER/
TRUSTEE
386 CSMC PMSR HEAT PMSR 06-4 US Bank
507 CS SUB HEAT 2004-7 US Bank
516 CS SUB HEAT 2004-8 US Bank
521 CS SUB HEAT 2005-1 US Bank
527 CS SUB HEAT 2005-2 US Bank
532 CS SUB HEAT 2005-3 US Bank
538 CS SUB HEAT 2005-4 US Bank
541 CS SUB HEAT 2005-5 US Bank
545 CS SUB HEAT 2005-6 US Bank
549 CS SUB HEAT 2005-7 US Bank
552 CS SUB HEAT 2005-8 US Bank
555 CS SUB HEAT 2005-9 US Bank
559 CS SUB HEAT 2006-1 US Bank
561 CSMC SUB HEAT 2006-2 US Bank
563 CSMC SUB HEAT 2006-3 US Bank
567 CSMC SUB HEAT 2006-4 US Bank
570 CSMC SUB HEAT 2006-5 US Bank
573 CSMC SUB HEAT 2006-6 US Bank
576 CSMC SUB HEAT 2006-7 (9/06) US Bank
L74 CS SUB HEAT 2004-1 US Bank
L78 CS SUB HEAT 2004-2 US Bank
L84 CS SUB HEAT 2004-4 US Bank
L87 CS SUB HEAT 2004-5 US Bank
Q03 WACHOVIA PMSR 2006-AMN1 US Bank